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EXHIBIT 15.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of independent registered public accounting firm

The Board of Directors and Shareholders of
Companhia Brasileira de Distribuição

We have audited the accompanying consolidated balance sheets of Companhia Brasileira de Distribuição and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, shareholders' equity, cash flows and value added for each of the three years in the period ended December 31, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Miravalles Empreendimentos e Participações Ltda., an equity investment stated at R$ 110,681 thousand as of December 31, 2007 (R$ 79,256 thousand as of December 31, 2006), and equity loss of R$ 28,909 thousand for the year then ended (R$53,191 thousand of equity loss for December 31, 2006). We also did not audit the financial statements of Pão de Açúcar Fundo de Investimentos em Direitos Creditórios – PAFIDC, a consolidated entity, which statements reflect total assets of R$ 890,072 thousand as of December 31, 2007 (R$ 921,357 thousand as of December 31, 2006) and total of revenues of R$ 131,499 thousand for the year then ended (R$166,981 thousand for December 31, 2006). Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for those Companies, is based solely on the reports of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Companhia Brasileira de Distribuição and subsidiaries as of December 31, 2008 and 2007, and the consolidated results of their operations, shareholders' equity, cash flows and value added for each of the three years in the period ended December 31, 2008, in conformity with accounting practices generally accepted in Brazil, which differ in certain respects from accounting principles generally accepted in the United States of America (see Note 26 to the consolidated financial statements).

As discussed in Note 2 to the consolidated financial statements and as prescribed by CVM Resolution N°565, the Company has set the transition date for the adoption of the new accounting practices introduced by Law 11,638/07 and MP 449/08 as of January 1, 2007. Accordingly, the financial statements for the year ended December 31, 2006 have not been adjusted to reflect the changes in the accounting practices adopted in Brazil.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Companhia Brasileira de Distribuição and subsidiaries’ internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated February 26, 2009 expressed an unqualified opinion thereon.

ERNST & YOUNG
Auditores Independentes S.S.
CRC-2SP015199/O-6

Sergio Citeroni
Accountant CRC-1SP170652/O-1

São Paulo, Brazil
February 26, 2009 (except for Note 26, as to which date is June 15, 2009)

Report of independent registered public accounting firm

The Board of Directors and Shareholders of
Companhia Brasileira de Distribuição

We have audited Companhia Brasileira de Distribuição and subsidiaries’ internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Companhia Brasileira de Distribuição’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s report on internal control over financial reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Companhia Brasileira de Distribuição and its subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on the COSO criteria.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Companhia Brasileira de Distribuição and subsidiaries as of December 31, 2008 and 2007, and related consolidated statements of income, shareholder’s equity, cash flows and value added for each of the three years in the period ended December 31, 2008 and our report dated February 26, 2009 expressed an unqualified opinion thereon.

ERNST & YOUNG
Auditores Independentes S.S.
CRC-2-SP-015199/O-6

Sergio Citeroni
Partner

São Paulo, Brazil
February 26, 2009